Exhibit 10.1

AMENDMENT
TO THE
THIRD AMENDED AND RESTATED PDS BIOTECHNOLOGY CORPORATION
2014 EQUITY INVENTIVE PLAN

WHEREAS, PDS Biotechnology Corporation, Inc. (the “Company”) maintains the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Plan”); and

WHEREAS, Section 9.1 of the Plan provides that the Plan may be amended from time to time; and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended, effective as of the date the stockholders of the Company approve this amendment, in the following respects:

1.          Section 5.1 of the Plan is amended to read in its entirety as follows:

“5.1          Share Pool.  Subject to adjustment as provided in this Section 5 and in Section 8 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be equal to the sum of (the “Share Pool”): (i) 4,165,535 shares of Common Stock, which was the total number of shares of Common Stock authorized for issuance under the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, plus (ii) 2,400,000 shares of Common Stock, which reflects the additional shares of Common Stock authorized by the Board under the Plan as of the Effective Date, plus (iii) 3,144,049 shares of Common Stock that were approved at the Company’s 2025 Annual Meeting of Stockholders.”

In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.  If any term or provision of this Amendment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above on behalf of the Company.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo
Name: Frank Bedu-Addo, Ph.D.
Title: Chief Executive Officer